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                                                                   EXHIBIT 10.43

                           TWO-PARTY ESCROW AGREEMENT



                                     BETWEEN



                              PHOENIX AND FORT KNOX



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                           TWO-PARTY ESCROW AGREEMENT

         This Two-Party Escrow Agreement ("Agreement") is made as of this 1st day of June, 1999, by and between Phoenix International Ltd., Inc. ("Phoenix") and Fort Knox Escrow Services, Inc. ("Fort Knox").

         Preliminary Statement. Fort Knox will act as the escrow agent for the source code for certain of Phoenix's software listed on Exhibit B (the "Software"). Phoenix will deliver to Fort Knox a sealed package containing the source code and associated development level documentation necessary to permit Phoenix's licensees to use the source code to support the Software (the "Deposit Materials"). Phoenix desires Fort Knox to hold the Deposit Materials, and, upon certain events, deliver the Deposit Materials for some or all of the Software (or a copy thereof) to those persons or entities listed from time to time on Exhibit C hereto as a licensee of Phoenix ("Licensee"), in accordance with the terms hereof.

         Now, therefore, in consideration of the foregoing, of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Delivery by Phoenix. Phoenix shall be solely responsible for delivering to Fort Knox the Deposit Materials as soon as practicable on CD-ROM, magnetic tape, or other industry acceptable electronic media. Fort Knox shall hold the Deposit Materials in accordance with the terms hereof. Fort Knox shall have no obligation to verify the completeness or accuracy of the Deposit Materials. Fort Knox shall not provide the Deposit Materials to any person or entity except in accordance with the terms of this Agreement. No license is granted to Fort Knox to use, copy, change or duplicate the Deposit Materials except as specifically set forth in this Agreement. Phoenix shall provide Fort Knox a list of Licensees who shall be beneficiaries of this Agreement, including the Software licensed by each Licensee. Phoenix shall provide periodic updates of such list to Fort Knox.

         2. Duplication, Updates.

                  2.1. Fort Knox may duplicate the Deposit Materials by any means in order to comply with the terms and provisions of this Agreement, provided that the Licensee to whom a copy of the Deposit Materials is to be delivered pursuant to the terms hereof shall bear the expense of duplication. Alternatively, Fort Knox, by notice to Phoenix, may reasonably require Phoenix to promptly duplicate the Deposit Materials.

                  2.2. Within 30 days following the delivery of any modifications, updates, or new releases of any of the Software or updated documentation included in the Deposit Materials to any Licensee for implementation (excluding beta tests), Phoenix shall deliver an updated version of such Deposit Materials ("Additional Deposit") to Fort Knox. Fort Knox shall have no obligation to verify the accuracy or completeness of any Additional Deposit or to verify that any Additional Deposit is in fact a copy of the Deposit Materials or any modification, update, or new release thereof.

         3. Notification of Deposits. Simultaneous with the delivery to Fort Knox of the Deposit Materials or any Additional Deposit, as the case may be, Phoenix shall deliver to Fort Knox a written statement specifically identifying all items deposited, identifying the Software to which they relate, and stating that such Deposit Materials or Additional Deposit have been inspected by Phoenix and are complete and accurate. Fort Knox shall, within 10 business days of receipt of any Deposit Materials, or Additional Deposit, notify Phoenix, and each Licensee of the Software to which such Deposit Materials or Additional Deposit relates, of such deposit. Such notifications may be made by regular U.S. Mail.





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         4. Delivery by Fort Knox

                  4.1. Delivery by Fort Knox to Licensees on Notice from Phoenix. Within 5 days after Phoenix notifies Fort Knox to effect delivery of the Deposit Materials to a Licensee or Licensees at a specific address or addresses, the notification being accompanied by a check payable to Fort Knox in the amount of $100.00, Fort Knox shall deliver to such Licensee or Licensees a copy of the Deposit Materials relating to the Software listed for each such Licensee or Licensee(s).

                  4.2. Delivery by Fort Knox to Licensees on Notice from
Licensee.

                           (a) Licensee Notice. Any Licensee wishing to receive
a copy of any of the Deposit Materials must provide to Fort Knox:

                           (i) written notification that either Phoenix has failed in a material respect to support the applicable Software as required by any license or support agreement ("License Agreement") between Phoenix and any Licensee, or that any other event has occurred which would require release of the Deposit Materials under the terms of any License Agreement with a Licensee, and such failure or event has not been cured by Phoenix within the time period for cure set forth in such License Agreement ("Phoenix Default");

                           (ii) evidence satisfactory to Fort Knox that Licensee has previously notified Phoenix of such Phoenix Default in writing;

                           (iii) a written demand that the Deposit Materials be released and delivered to Licensee;

                           (iv) a written undertaking from the Licensee that the Deposit Materials being supplied to the Licensee will be used only as permitted under the terms of the License Agreement;

                           (v) specific instructions from the Licensee for this delivery; and

                           (vi) an initial check payable to Fort Knox in the amount of $100.00.

                  (b) Objection Notice, Delivery to Arbitration. Fort Knox shall, within 5 business days after receipt of all the documents specified above, send to Phoenix by certified mail a copy of all such documents. Phoenix shall have 30 days from the date on which Phoenix receives such documents ("Objection Period") to notify Fort Knox of its objection ("Objection Notice") to the release of the Deposit Materials to such Licensee and to request that the issue of Licensee's entitlement to a copy of the Deposit Materials be submitted to arbitration in accordance with Section 4.3 below.

                  (c) Delivery to Licensee. If, at the end of the Objection Period, Fort Knox has not received an Objection Notice from Phoenix, then Fort Knox shall within 10 business days deliver to the Licensee the Deposit Materials for the Software for which Licensee is listed in accordance with the instructions specified in paragraph 4.2(b)(v). All parties agree that Fort Knox shall not be required to deliver the Deposit Materials until all fees then due Fort Knox have been paid.



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                  4.3. Arbitration. All disputes shall be settled pursuant to binding arbitration conducted as follows:

                  (a) If the Licensee is located in North, Central or South America, the matter shall be submitted to, and settled by arbitration by a panel of 3 arbitrators chosen by the Atlanta Regional Office of the American Arbitration Association in accordance with the rules of the American Arbitration Association. If the Licensee is located other than in North, Central or South America the matter shall be submitted to, and settled by arbitration by a panel of 3 arbitrators chosen by the International Chamber of Commerce in accordance with their arbitration rules and procedures. The arbitrators shall apply Florida law. At least 1 arbitrator shall be reasonably familiar with the computer software industry. The decision of the arbitrators shall be binding and conclusive on all parties involved, and judgment upon their decision may be entered in a court of competent jurisdiction. All costs of the arbitration incurred by Fort Knox, including reasonable attorneys' fees and costs, shall be paid by Phoenix. If, however, a Licensee refuses to submit to such binding arbitration, the matter shall not be submitted to arbitration and Fort Knox may submit the matter to any court of competent jurisdiction in an interpleader or similar action in accordance with paragraph 6(a) hereof.

                  (b) Phoenix may, at any time prior to the commencement of arbitration proceedings, notify Fort Knox that Phoenix has withdrawn the Objection Notice. Upon receipt of any such notice from Phoenix, Fort Knox shall reasonably promptly deliver the Deposit Materials to the Licensee in accordance with the instructions specified in paragraph 4.2(a)(v).

                  4.4. Delivery by Fort Knox to Phoenix. Fort Knox shall release and deliver the Deposit Materials to Phoenix upon termination of this Agreement in accordance with paragraph 7(a) hereof.

         5. Indemnity. Phoenix shall indemnify and hold harmless Fort Knox and each of its directors, officers, agents, employees and stockholders ("Fort Knox Indemnities") absolutely and forever, from and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, and any other expenses whatsoever, including reasonable attorneys' fees and costs, that may be asserted against any Fort Knox Indemnitee in connection with this Agreement or the performance of Fort Knox or any Fort Knox Indemnitee hereunder.

         6. Disputes and Interpleader.

                  6.1. Unless required to be submitted to arbitration as set forth above, in the event of any dispute between any of Fort Knox, Phoenix and/or any Licensee relating to delivery of the Deposit Materials by Fort Knox or to any other matter arising out of this Agreement, Fort Knox may submit the matter to any court of competent jurisdiction in an interpleader or similar action. Any and all costs incurred by Fort Knox in connection therewith, including reasonable attorneys' fees and costs, shall be borne by Phoenix.

                  6.2. Fort Knox shall perform any acts ordered by any court of competent jurisdiction, without any liability or obligation to any party hereunder by reason of such act.

         7. Term and Renewal.

                  7.1. The initial term of this Agreement shall be 2 years, commencing on the date hereof (the "Initial Term"). This Agreement shall be automatically extended for an additional term of one year ("Additional Term") at the end of the Initial Term and at the end of each Additional Term hereunder unless, on or before 90 days prior to the end of the Initial Term or an Additional Term, as the case may be, either party notifies the other party that it wishes to terminate the Agreement at the end of such term.



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                  7.2. In the event of termination of this Agreement in
accordance with paragraph 7(a) hereof, Phoenix shall pay all fees due Fort Knox and shall promptly notify all Licensees that this Agreement has been terminated and Fort Knox shall return to Phoenix all copies of the Deposit Materials then in its possession.

                  7.3. In the event of termination of this Agreement, Fort Knox shall destroy the Deposit Materials and Phoenix shall promptly notify all Licensees that this Agreement has been terminated.

         8. Fees. Phoenix shall pay to Fort Knox fees in accordance with Exhibit A as compensation for Fort Knox's services under this Agreement.

                  8.1. Payment. Fort Knox shall issue an invoice to Phoenix following execution of this Agreement ("Initial Invoice"), on the commencement of any Additional Term hereunder, and in connection with the performance of any additional services hereunder. Payment is due upon receipt of invoice. All fees and charges are exclusive of, and Phoenix is responsible for the payment of, all sales, use and like taxes. Fort Knox shall have no obligations under this Agreement until the Initial Invoice has been paid in full by Phoenix.

                  8.2. Nonpayment. In the event of non-payment of any fees or charges invoiced by Fort Knox, Fort Knox shall give notice of non-payment of any fee due and payable hereunder to Phoenix and, in such an event, Phoenix shall have the right to pay the unpaid fee within 10 days after receipt of notice from Fort Knox. If Phoenix fails to pay in full all fees due during such 10-day period, Fort Knox shall give notice of non-payment of any fee due and payable hereunder to the Licensee(s) and, in such event, the Licensee(s) shall have the right to pay the unpaid fee within 30 days of receipt of such notice from Fort Knox. Upon payment of the unpaid fee by either Phoenix or the Licensee(s), as the case may be, this Agreement shall continue in full force and effect until the end of the applicable term. Failure to pay the unpaid fee under this paragraph 8(b) by both Phoenix and the Licensee(s) shall result in termination of this Agreement.

         9. Ownership of Deposit Materials. Fort Knox and Phoenix recognize and acknowledge that ownership of the Deposit Materials shall remain with Phoenix at all times.

         10. Available Verification Services. Upon receipt of a written request from any Licensee, Fort Knox and such Licensee may enter into a separate agreement pursuant to which Fort Knox will agree, upon certain terms and conditions, including payment of additional fees by Licensee, to inspect the Deposit Materials for the purpose of verifying its relevance, completeness, currency, accuracy and functionality ("Technical Verification Agreement"). Upon written request from Phoenix, Fort Knox will issue to Phoenix a copy of any written technical verification report rendered in connection with such engagement. If Fort Knox and Licensee enter into such Technical Verification Agreement, Phoenix shall reasonably cooperate with Fort Knox by providing its facilities, computer systems, and technical and support personnel for technical verification whenever reasonably necessary. If requested by any Licensee, Phoenix shall permit one employee of such Licensee to be present at Phoenix's facility during any such verification of the Deposit Materials.

         11. Miscellaneous.

                  11.1. Remedies. Except for intentional misrepresentation, gross negligence or intentional misconduct, Fort Knox shall not be liable to Phoenix for any act, or failure to act, by Fort Knox in connection with this Agreement. Any liability of Fort Knox regardless of the cause shall be limited to the



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amount of fees exchanged under this agreement. Fort Knox will not be liable for special, indirect, incidental or consequential damages hereunder.

                  11.2. Natural Degeneration; Updated Version. In addition, the parties acknowledge that as a result of the passage of time alone, the Deposit Materials are susceptible to loss of quality ("Natural Degeneration"). It is further acknowledged that Fort Knox shall have no liability or responsibility to any person or entity for any Natural Degeneration. For the purpose of reducing the risk of Natural Degeneration, Phoenix shall deliver to Fort Knox a new copy of the Deposit Materials at least once every three years.

                  11.3. Permitted Reliance and Abstention. Fort Knox may rely and shall be fully protected in acting or refraining from acting upon any notice or other document believed by Fort Knox in good faith to be genuine and to have been signed or presented by the proper person or entity. Fort Knox shall have no duties or responsibilities except those expressly set forth herein.

                  11.4. Independent Contractor. Fort Knox is an independent contractor, and is not an employee or agent of either Phoenix or any Licensee.

                  11.5. Amendments. This Agreement shall not be modified or amended except by another agreement in writing executed by the parties hereto.

                  11.6. Entire Agreement. This Agreement, including all exhibits hereto, supersedes all prior discussions, understandings and agreements between the parties with respect to the matters contained herein, and constitutes the entire agreement between the parties with respect to the matters contemplated herein. All exhibits attached hereto are by this reference made a part of this Agreement and are incorporated herein.

                  11.7. Counterparts; Governing Law. This Agreement may be executed in 2 counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same Agreement. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia.

                  11.8. Confidentiality. Fort Knox will hold and release the Deposit Materials only in accordance with the terms and conditions hereof, and will maintain the confidentiality of the Deposit Materials.

                  11.9. Notices. All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be in writing and shall be delivered by hand or by commercial overnight delivery service which provides for evidence of receipt, or mailed by certified mail, return receipt requested, postage prepaid, and addressed as follows:

         (a) If to Phoenix: to the address listed on the signature page hereof

         (b)      If to Fort Knox:
                  Fort Knox Escrow Services, Inc.
                  2100 Norcross Parkway, Suite 150
                  Norcross, GA 30071 USA
                  E-mail: info@fortknoxescrow.com
                  Attn: Contracts Administrator



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         If delivered personally or by commercial overnight delivery service, the date on which the notice, request, instruction or document is delivered shall be the date on which delivery is deemed to be made, and if delivered by mail, the date on which such notice, request, instruction or document is received shall be the date on which delivery is deemed to be made. Any party may change its address for the purpose of this Agreement by notice in writing to the other parties as provided herein.

                  11.10. Survival. Paragraphs 5, 6, 8, 9 and 11 shall survive any termination of this Agreement.

                  11.11. No Waiver. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or single or partial exercise of any right, power or remedy by any party will preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

         IN WITNESS WHEREOF each of the parties has caused its duly authorized officer to execute this Agreement as of the date and year first above written.

                  FORT KNOX ESCROW SERVICES, INC.


                  By:            /s/ Glen S. Bryman
                     ------------------------------------------
                  Title:            Director of Sales

                  PHOENIX

                  By:                    /s/ Raju Shivdasani
                     ------------------------------------------

                  Print Name:       Raju Shivdasani
                  Title:            President and Chief Operating Officer
                  Address:          500 International Parkway
                                    Heathrow, Florida  32746
                  Phone:            (407) 548-5100
                  Fax:              (407) 548-5296
                  E-Mail:           rshivdasani@phoenixint.com
                                    --------------------------



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